Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
1515 Arapahoe Street, Tower 2, Suite 700		James Ivey, CFO
Denver, CO 80202		Andy Schroeder, VP Finance & Treasurer
	Phone:	(866) 858-0482
	Fax:	(303) 290-8769
	E-mail:	investorrelations@markwest.com
	Website:	www.markwest.com

MarkWest Energy Partners, L.P. Declares Cash Distribution

DENVER-July 26, 2006-The Board of the General Partner of MarkWest Energy Partners, L.P. (AMEX: MWE), has declared the Partnership’s quarterly cash distribution of $0.92 per unit for the second quarter of 2006. This is an increase of $0.05 per unit over the previous quarter distribution. The indicated annual rate is $3.68 per unit. The second quarter distribution is payable August 14, 2006 to unitholders of record on August 7, 2006. The ex-dividend date is August 3, 2006.

###

MarkWest Energy Partners, L.P. is a publicly traded master limited partnership with a solid core of midstream assets and a growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast and is the largest gas gatherer of natural gas in the prolific Carthage field in east Texas. It also has a growing number of other gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2005, and our Forms 10-Q, as filed with the SEC.